EXHIBIT 9(e)
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GOODWIN PROCTOR                      Goodwin Procter LLP     T: 617.570.1000
                                     Counsellors at Law      F: 617.523.1231
                                     Exchange Place          goodwinprocter.com
                                     Boston, MA 02109



April 27, 2001



USAA Mutual Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas 78288-0227

Ladies and Gentlemen:

We hereby consent to the reference in Post-Effective Amendment No. 57 (the "Amendment") to the Registration Statement (No. 2-49560) on Form N-1A (the "Registration Statement") of USAA Mutual Fund, Inc. (the "Registrant"), a Maryland corporation, to our opinions with respect to the legality of the shares of the Registrant representing interests in the (i) S&P 500 Index Fund, which opinion was filed with Post-Effective Amendment No. 53 to the Registration Statement and (ii) Extended Market Index Fund, Nasdaq-100 Index Fund and Global Titans Index Fund, which opinion was filed with Post-Effective Amendment No. 55 to the Registration Statement.

We also hereby consent to the reference to this firm in the Statement of Additional Information under the heading "General Information--Counsel" which forms a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP

LIBC/114650.1

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